Contact:

Lightbridge Corporation:	Ogilvy Public Relations:
Gerry Pascale	Greg Jawski
(571) 730-1213	212-880-5353
ir@Ltbridge.com	greg.jawski@ogilvypr.com

Linda Byus
(571) 730-1218
lbyus@ltbridge.com

Lightbridge Corporation Announces $13.7 Million Registered Direct Offering

MCLEAN, VA, July 23, 2010 – Lightbridge Corporation (NASDAQ: LTBR), a leading developer of non-proliferative nuclear fuel technology and provider of comprehensive advisory services for civil nuclear energy programs, announced today that it has entered into purchase agreements with institutional investors, including the Special Situations Funds, to sell $13.7 million of its common stock and warrants in a registered direct offering.

Under the terms of the offering, Lightbridge will sell a total of 2,069,992 newly issued shares of its common stock at $6.60 per share.  In addition, warrants to purchase a total of 1,034,996 shares of its common stock at an exercise price of $9.00 per share will be issued to the investors.  The warrants will be exercisable beginning on the six month anniversary of the closing date of the offering and will expire seven years from the date of issuance.

The offering is expected to close on or about Wednesday, July 28, 2010, subject to the satisfaction of customary closing conditions. The newly acquired capital will help to fund the Company’s continued work on the nuclear fuel design business, providing the necessary financial flexibility to keep moving forward with current technological and nuclear fuel development plans.

William Blair & Company, LLC acted as the exclusive placement agent for the offering.

The securities described above are being offered by Lightbridge through a prospectus supplement pursuant to Lightbridge's shelf registration statement previously filed and declared effective by the Securities and Exchange Commission and the base prospectus contained therein.  A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  Copies of the final prospectus supplement and accompanying based prospectus may be obtained, when available, from William Blair & Company, L.L.C. at 222 West Adams, Chicago, Illinois 60606, attention: Equity Capital Markets at 312-236-1600 or the Securities and Exchange Commission's website at http://www.sec.gov.

About Lightbridge Corporation

Lightbridge is a U.S. nuclear energy company based in McLean, VA with operations in Abu Dhabi, Moscow and London. The Company develops non-proliferative nuclear fuel technology and provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Lightbridge's breakthrough fuel technology is establishing new global standards for peaceful nuclear power and leading the way towards a sustainable energy future. Lightbridge consultants provide integrated strategic advice and expertise across a range of disciplines including regulatory affairs, nuclear reactor procurement and deployment, reactor and fuel technology and international relations.  The Company leverages those broad and integrated capabilities by offering services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure.

Forward Looking Statement

This press release contains statements that are forward-looking in nature, including statements regarding the Company's competitive position and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in Lightbridge’s Quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2010. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.